PURCHASE AND SALES AGREEMENT

     This Purchase and Sale Agreement (the "Agreement") dated as of October 16, 2001, by and between William M. Allen ("Allen") with an address of PMB 100, P.O. Box 5005, Rancho Santa Fe, CA 92067 and Christopher J. Hall (the "Buyer"), with an address c/o 671 N.E. 105th Street, Miami Shores, FL 33138. Allen and Buyer are referred to herein collectively as the "Parties".

                                    RECITALS

     WHEREAS, Allen is the beneficial owner of 3,076,700 issued and outstanding shares of common stock of Call Now, Inc., a Nevada corporation (the "Shares") (OTBCC: CNOW) valued at 75% of the average of the bid and asked price of the Shares for the 60 trading days prior to the date hereof; and

     WHEREAS, Buyer wishes to buy, and Allen wishes to sell, subject to the provisions of this Agreement, all right, title and interest to the Shares,; and

     WHEREAS, Buyer is the beneficial owner of Retama Development Corp. Special Facilities Revenue Bonds for the Retama Park racetracks, Series 1997A, in the principal amount of $4,200,000 (collectively the "Bonds"); and

     WHEREAS, Allen wishes to buy and Buyer wishes to sell, subject to the provisions of this Agreement, all right, title and interest to the Bonds;

     NOW, THEREFORE, in consideration of the premises and the terms and conditions herein contained, the Parties mutually agree as follows:

     1.     Purchase  and  sale  of  the Shares.  Buyers agrees to purchase from
            -----------------------------------
Allen and Allen agrees to sell, transfer, assign, convey and deliver to Buyer at the Closing, the Shares free and clear of all liens, clams or encumbrances.

     2.     Purchase  and  sale  of Bonds.  Buyers agrees to purchase from Allen
            -----------------------------
and Allen agrees to sell, transfer, assign, convey and deliver to Buyer at the Closing, the Shares free and clear of all liens, clams or encumbrances.

     3.     Closing.  Closing  of  the  purchase  and sale of the Shares and the
            -------
Bonds shall take place on November 15, 2001 at the offices of Joel Bernstein, Esq., P.A., 11900 Biscayne Blvd., suite 604, Miami, FL 33181, counsel of Allen. The date on which the Closing occurs is herein referred to as the "Closing Date" and the "closing". The Closing shall continue until the Shares and the Bonds have been transferred as set forth in Sections 4 and 5 below. Any securities received by a party prior to delivery of the securities sold to the other party shall be held in trust for the benefit of the selling party until the selling party has received the securities purchased herein. If either party has received delivery of the securities to be purchased herein without


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delivering to the other party the securities to be delivered as set forth herein
(a "Non Compliant Party"), the Non-compliant Party shall immediately cause the securities received from the other party to be returned to the other party.

     4.     Obligations  of Allen at the Closing.  Allen shall deliver, or cause
            ------------------------------------
to be delivered the Shares to Buyer at the Closing by delivery of certificates for the Shares duly endorsed for transfer, free and clear of liens and encumbrances.

     5.    Obligations of Buyer at the Closing. Buyer shall deliver, or cause to
           -----------------------------------
be delivered, the Bonds to Allen at the Closing by electronic transfer to Allen's brokerage account, free and clear of all liens and encumbrances and shall deliver the sum of $294,000 by bank check or wire transfer to Allen at the closing which represents interest accrued on the Bonds from September 1, 2000 through September 1, 2001. Buyer shall also be entitled to receive all interest accrued on the bonds since the last payment date. Buyer shall also deliver to Allen at the Closing an irrevocable assignment of the right to receive payment of one-half (1/2) of the proceeds payable to Retama Development Corp. under that certain Funding Agreement dated March 1, 1997.

     6.     Representations,  Covenants  and Warranties of Allen.  Except as set
            ----------------------------------------------------
forth herein, Allen hereby represents, warrants and covenants to Buyer as follows:

            (a) Allen has the authority to execute and deliver this Agreement and the consummate the transactions contemplated hereby. This Agreement constitutes the valid and binding agreement of Allen, enforceable against him in accordance with its terms.

            (b) Allen knows of no requirement to make any filing with, or to obtain any permit, authorization, consent or approval of , any governmental or regulatory authority as a condition to the lawful consummation by him for the transactions contemplated by the Agreement.

            (c) There are no actions (including litigation), proceedings or investigations pending, or to Allen's knowledge, threatened, or any verdicts or judgments entered against Allen by any court or any administrative agency that might have material adverse effect on this transaction, financial or otherwise.

            (d) the Shares will not be withdrawn, sold, pledged, hypothecated, or otherwise transferred prior to transfer of the Shares to Buyer.

            (e) Allen will not place a stop transfer order with the registrar and stock transfer agent of the Shares covering any of certificates or electronic transfer orders representing the securities comprising the Shares after the execution of this Agreement.

            (f) That the Shares are duly and validly issued, fully paid and non-assessable. The Shares are not subject to any voting trusts, voting agreements, proxies, liens or encumbrances and all necessary action required to be taken by Allen prior to the Closing will have been taken.


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            (g)     Allen  understands  and acknowledges that the Bonds have not been  registered  under  the  Securities  Act  of  1933  (the "Securities Act").

            (h) Allen has conducted his own due diligence investigation of the issuer of the Bonds ("RDC") and is fully capable of bearing the economic risks of this investment. In making his investment in the Bonds, Allen has not received an representations or warranties from buyer regarding the business, financial conditions or any other matter related to RDC and is relying solely on his own investigation.

     7.     Representations,  Covenants  and Warranties of Buyer.  Except as set
            ----------------------------------------------------
forth herein, Buyer hereby represents, warrants and covenants to Allen as follows:

            (a) Buyer has the authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. This Agreement constitutes the valid and binding agreement of Buyer, enforceable against him in accordance with its terms.

            (b) Buyer knows of no requirement to make any filing with, or to obtain any permit, authorization, consent or approval of, any governmental or regulatory authority as a condition to the lawful consummation by him of the transactions contemplated by this Agreement.

            (c) There are no actions (including litigation), proceedings or investigations pending, or to Buyer's knowledge, threatened, or any verdicts or judgments entered against Buyer or any court or any administrative agency that might have a material adverse effect on this transaction, financial or otherwise.

            (d) the Shares will not be withdrawn, sold, pledged, hypothecated, or otherwise transferred prior to transfer of the Shares to Buyer.

            (e) Allen will not place a stop transfer order with the registrar and stock transfer agent of the Shares covering any of certificates or electronic transfer orders representing the securities comprising the Shares after the execution of this Agreement.

            (f) That the Shares are duly and validly issued, fully paid and non-assessable. The Shares are not subject to any voting trusts, voting agreements, proxies, liens or encumbrances and all necessary action required to be taken by Allen prior to the Closing will have been taken.

            (g) Allen understands and acknowledges that the Bonds have not been registered under the Securities Act of 1933 (the "Securities Act") and will contain a legend restricting transfer without compliance with the requirements for registration or exemption from the registration requirements of the Securities Act, and that:


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               (i)     Buyer  agrees not to dispose of the Shares or any portion
thereof in violation of the Securities Act or any applicable state securities laws, or the rules and regulations thereunder.

               (ii) Buyer has conducted his own due diligence investigation of the issuer of the Shares ("CNI") and is fully capable of bearing the economic risks of his investment. In making his investment in the Shares, Buyer has not received any representations or warranties from Allen regarding the business, financial condition or any other matter related to CNI, except as set forth herein, and is relying solely on his own investigation.

          (h) Buyer acknowledges that his purchase of the Shares makes him a control person of Call Now, Inc. and he will comply with all the laws, rules and regulations relating to his control of Call Now, Inc. and file all applicable forms and reports with the Securities and Exchange Commission concerning this transaction.

     8.     ADDITIONAL  AGREEMENTS.
            ----------------------

          (a) Allen owns Stock Options issued by Call Now, Inc., a copy of which is annexed hereto and which represent and CNI stock options issued to Allen.

          At the Closing, Allen will assign and deliver the foregoing Stock Options to Buyer along with an irrevocable Power of Attorney authorizing Buyer to exercise such Stock Options and receive the shares purchased. The Parties acknowledge that $100 of the Purchase Price to Allen set forth above is allocated to such options.

          (b) Buyer has requested Allen enter into a consulting agreement with CNI to assure his continued service to CNI for the three years following the Closing (the "Consulting Term") in the form annexed hereto as Exhibit A to be effective as of the Closing.

          (c) Allen hereby makes the following representations and warranties to Buyer concerning CNI:

               (i) Since March 31, 2001, CNI has conducted its business only in the ordinary course and in a manner consistent with past practice and has not suffered any material adverse change in its condition, results of operation, properties or business. This does not imply that the net losses of CNI have not continued.

               (ii) There is no action, suit, proceeding of investigation, pending or, to the best knowledge of Allen threatened, against or involving CNI or its assets and Allen knows of no basis for the commencement of any action, proceeding or investigation against CNI.


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               (iii)     From  March  31,  2001  through the Closing CNI has not
made or authorized any single capital expenditures which is in excess of $5,000.

               (iv) Between the date hereof and the Closing, CNI will not enter into any transaction increasing the number of shares of its capital stock outstanding or agree to any transaction which may result in such increase in outstanding shares of capital stock, including issuance of additional options, warrants or convertible securities.

          (d) Within twenty (20) days of the date hereof, Buyer and CNI shall execute and deliver (and Buyer shall cause Global Trust to execute and deliver) documents (including the documents which are annexed hereto as Exhibit
B) and take such other actions as may be required to convert $5,000,000 of Retama Development Corp. Special Facilities Revenue Bonds, Series B to Series A Bonds and the taking of such actions by CNI, Buyer and Global Trust shall be a condition to Closing herein.

     9.     MISCELLANEOUS.
            -------------

          (a) The Parties shall, at any time after the Closing upon the request of one of the Parties, execute and deliver to the requesting party such documents or instruments of conveyance or assignment or take such other action an is reasonably necessary to complete the transfer of the securities and other transactions contemplated by this Agreement.

          (b) Each of the Parties hereto Buyer bear the costs of their respective counsel and all other legal fees and costs related thereto. The Parties hold the each other harmless from any obligation for the payment of any finders fees or commissions in connection with the transactions contemplated by this Agreement.

          (c) If any provision of this Agreement shall be held to be invalid or void, the remaining provisions shall nevertheless remain in effect. No provision of this Agreement may be modified and the performance or observance thereof may not be waived except by written agreement of the Parties affected hereby. No waiver of any violation or nonperformance of any provision of this Agreement shall be deemed to waiver of any subsequent violation or nonperformance of the same or any other prevision of this Agreement.

          (d) This Agreement, the performance of the Parties hereunder and any disputes related hereto shall be governed by the laws of the State of Florida. If any of the Parties shall initiate a legal proceeding to enforce its rights hereunder, the prevailing party in such legal proceedings shall be entitled to recover from the other party all costs, expenses and reasonable attorneys' fees incurred in connection with such proceedings.


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          (e)     This  Agreement  is,  and  sets  forth,  the  entire agreement between the Parties hereto with respect to the subject matter hereof and supersedes any prior or contemporaneous discussion, agreements, representation and warranties related thereto.

          (f) From the date hereof until the Closing, Seller will cooperate with Buyer's due diligence investigation of CNI. If Buyer is not satisfied with Seller's cooperation or the results of its due diligence investigation for any reason. Buyer's sole and exclusive remedy shall be to cancel this Agreement as provided below. Buyer may terminate this Agreement without penalty by giving notice of such termination to Allen on or before November 9, 2001 in the manner set forth herein.

          (g) All notices, requests, demands, or other communications hereunder shall be in writing and shall be deemed to have been duly given when sent by registered mail, return receipt requested:

               (i)   If  to  Allen  addressed  to  him  at:

                         PMB  100
                         P.O.  Box  5005
                         Ranch  Santa  Fe,  CA  92067

                     With  a  copy  to  his  counsel:

                         Joel  Bernstein,  Esq.,  P.A.
                         11900  Biscayne  Blvd.
                         Suite  604
                         Miami,  FL  33181

               (ii)  If  to  Buyer  addressed  to  him  at:

                         671  N.E.  105th  Street
                         Miami  Shores,  FL  33138

                     With  a  copy  to  his  counsel:

                         Josh  Bennett,  Esq.,  P.A.
                         511  N.E.  Third  Avenue,  2nd  Floor
                         Ft.  Lauderdale,  FL  33301

          (h) The Parties shall consult with each other with respect to any public announcement of the transactions provided for herein.

          (i) This Agreement shall inure to the benefit of and be binding upon the Parties and their respective successors and assigns.


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          (k)     This Agreement may be executed in two or more counterparts and by facsimile, all of which shall be deemed originals and enforceable and together shall constitute a single agreement.

     AGREED TO AND ACCEPTED as of the date first above written.

                                                   /s/  WILLIAM  M.  ALLEN
                                                   -----------------------------
                                                   WILLIAM  M.  ALLEN

                                                   /s/  CHRISTOPHER  J.  HALL
                                                   -----------------------------
                                                   CHRISTOPHER  J.  HALL


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